Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard H. Fleming, D. Rick Lowes, and Stanley L. Ferguson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 and any or all amendments thereto for the issuance of common stock, par value $0.10 per share, and preferred stock purchase rights of USG Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     This power of attorney has been signed as of the 12th day of March, 2007, by the following persons:

/s/ William C. Foote

William C. Foote,
Chairman of the Board and
Chief Executive Officer
/s/ Jose Armario

Jose Armario,
Director
/s/ Robert L. Barnett

Robert L. Barnett,
Director
/s/ Keith A. Brown

Keith A. Brown,
Director
/s/ James C. Cotting

James C. Cotting,
Director
/s/ Lawrence M. Crutcher

Lawrence M. Crutcher,
Director
/s/ W. Douglas Ford

W. Douglas Ford,
Director
/s/ David W. Fox

David W. Fox,
Director
/s/ Valerie B. Jarrett

Valerie B. Jarrett,
Director
/s/ Steven F. Leer

Steven F. Leer,
Director
/s/ Marvin E. Lesser

Marvin E. Lesser,
Director
/s/ John B. Schwemm

John B. Schwemm,
Director
/s/ Judith A. Sprieser

Judith A. Sprieser,
Director